Exhibit 99.1

Fathom Holdings Inc. Reports 72% Revenue Growth for 2021 First Quarter

CARY, N.C., May 13, 2021 – Fathom Holdings Inc. (Nasdaq: FTHM), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced financial results for the 2021 first quarter ended March 31, 2021.

First Quarter 2021 Financial Results

Revenue for the 2021 first quarter grew approximately 72% to $49.6 million, from $28.8 million for the comparable period last year. Fathom completed approximately 6,900 real estate transactions for the first quarter of 2021, an increase of approximately 60% from the same period last year. Fathom’s real estate agent network increased approximately 42% to 6,045 agents at March 31, 2021, up from 4,258 agents at March 31, 2020.

G&A expense was $6.2 million for the 2021 first quarter, compared with $1.8 million one year ago, when Fathom was not a public company. The increase in G&A related primarily to acquisitions, public company costs and continued investment in growth. G&A is expected to increase going forward driven by acquisitions, public company costs, and costs related to scaling and integrating the Company’s vertical business lines.

GAAP net loss for the 2021 first quarter was $3.4 million, or a loss of $0.25 per share, compared with a GAAP net loss of approximately $43,000, or a loss of less than $0.01 per share, for last year’s first quarter. Weighted average shares outstanding increased approximately 35% for the 2021 first quarter, versus the same quarter last year.

Adjusted EBITDA loss, a non-GAAP measure, was $2.5 million for the 2021 first quarter, compared with an Adjusted EBITDA profit of $135,000 one year ago. Fathom is providing Adjusted EBITDA, a non-GAAP financial measure, because it provides additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

“Our first quarter results once again demonstrate the power of our truly disruptive model. We’ve been working hard to deliver on our promises and to grow Fathom in an accelerated, yet sustainable fashion for the long-term, and our results demonstrate our ability to do just that,” said Fathom CEO Joshua Harley. “We have not slowed down since going public, acquiring several strategic businesses aimed at enhancing our capabilities and supercharging our vision to revolutionize the residential real estate market.

“Now, with the addition of mortgage, title, insurance, and additional SaaS product offerings through intelliAgent, we have the potential to significantly increase our revenue and profit per transaction, and I believe we’re on the right path. Plus, our cash position remains strong and we are committed to adding to that position by focusing on cash generation through operations. We now have all the pieces of the puzzle we need to make real and significant change in the real estate space.

“Since going public, we have substantially increased revenue, continued the expansion of our agent network, improved agent retention, entered new geographic markets and completed strategic acquisitions that further solidify our market position. With our attractive agent commission structure, we believe we’re in a unique position to grow even faster at a time when many investors are worried about possible headwinds in the real estate sector. I truly believe that most of these possible headwinds could prove to be tailwinds for Fathom’s growth.

“I also want to point out that the lifetime value of our cost of agent acquisition remains over 20x, and that's just the revenue generated on the real estate brokerage side of our business. It doesn't take into account the revenue from our mortgage, title, and insurance companies, potential revenue from the leads we can generate for our agents, or future SaaS revenue.

“I couldn’t be prouder of all that we have accomplished, especially on an accelerated timeframe, and I’m more excited today than I have ever been,” said Harley. “As a result, we believe our long-term prospects are strong, and we are planning for continued growth ahead. Our culture of service remains one of my most rewarding accomplishments, and we will continue to focus on enhancing value for our agents, associates, customers, and of course, our shareholders.”

The Company had cash and cash equivalents of $24.9 million as of March 31, 2021, compared with $28.6 million at December 31, 2020. The decline primarily reflected completed acquisitions.

“The strength of our balance sheet has allowed us to complete several strategic acquisitions, while building our team and enhancing our marketing efforts to capture future growth opportunities,” said Fathom President and CFO Marco Fregenal. “Our financial results clearly demonstrate Fathom’s ability to grow our key performance indicators, even during what is typically a seasonally weaker quarter for residential real estate. We believe the real estate market remains strong, and we look forward to continuing to work hard to build out our offerings to further enhance Fathom’s real estate services platform.”

Recent Highlights

•	Acquired the technology platform of Naberly Solutions, through Fathom’s IntelliAgent subsidiary, to reduce Fathom’s reliance on third-party technology providers and offer more robust technology to agents to help them grow their businesses.
•	Acquired the real estate brokerage business of Red Barn Real Estate, a growing Atlanta metro area brokerage with approximately 230 agents.
•	Added Ravila Gupta, a seasoned executive with a successful track record in strategic planning, business development, leadership development, marketing and culture, to the Company’s Board of Directors.
•	Subsequent to the end of the first quarter:
o	Acquired technology platform LiveBy to offer competitive, hyper-local tools for real estate professionals.
o	Acquired E4:9 Holdings, a holding company with three operating subsidiaries, Encompass Lending Group (mortgage), Dagley Insurance Agency (home and other insurance) and Real Results (lead generation). The acquisition is expected to provide agents and associates with new opportunities to grow their businesses, while giving consumers a one-stop-shop for all of their housing needs.

Fiscal 2021 First Quarter Financial Results Conference Call

Date:	Thursday, May 13, 2021
Time:	5:00 p.m. ET/2:00 p.m. PT
Phone:	833-685-0908 (domestic); 412-317-5742 (international)
Replay:	Accessible through May 27, 2021; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 10156303
Webcast:	Accessible at www.FathomRealty.com; archive available for approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company’s brands include Fathom Realty, Encompass Lending, Dagley Insurance, Verus Title, intelliAgent, and Real Results. For more information, visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, growing Fathom in an accelerated, yet sustainable fashion for the long-term, expecting general and administrative costs to increase, and generating significant top-line year-over-year growth for the second quarter. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; technology risks; risks in effectively managing rapid growth in our business; reliance on key personnel; competitive risks; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC.  Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

# # #

Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman	Marco Fregenal
PondelWilkinson Inc.	President and CFO
investorrelations@fathomrealty.com	Fathom Holdings Inc.
(310) 279-5980	investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,
	2021	2020

Revenue	$49,645,489	$28,838,831
Cost of revenue	46,468,617	26,781,363

Gross profit	3,176,872	2,057,468

General and administrative	6,223,783	1,835,969
Marketing	402,163	230,433
Total operating expenses	6,625,946	2,066,402

Loss from operations	(3,449,074)	(8,934)

Other (income) expense, net
Gain on the extinguishment of debt	(50,936)	-
Interest (income) expense, net	1,312	32,837
Other income, net	(4,732)	-
Other (income) expense, net	(54,356)	32,837

Loss from operations before income taxes	(3,394,718)	(41,771)
Income tax expense	(5,000)	(1,000)
Net loss	$(3,399,718)	$(42,771)

Net loss per share
Basic and Diluted	$(0.25)	$(0.00)

Weighted average common shares outstanding
Basic and Diluted	13,450,111	9,993,866

FATHOM HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$24,918,369	$28,577,396
Restricted cash	992,205	984,238
Accounts receivable	1,629,028	1,595,444
Agent annual fees receivable, net	455,437	284,725
Loan receivable	-	165,000
Prepaid and other current assets	615,454	1,249,650
Total current assets	28,610,493	32,856,453
Property and equipment, net	538,768	154,599
Lease right of use assets	2,223,059	437,421
Intangible assets, net	4,925,696	922,147
Goodwill	1,008,268	799,058
Other assets	57,186	55,301
Total assets	$37,363,470	$35,224,979
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,262,188	$2,596,206
Accrued liabilities	2,083,119	1,063,889
Escrow liabilities	990,774	933,336
Long-term debt - current portion	244,922	256,324
Lease liability - current portion	252,404	140,100
Total current liabilities	6,833,407	4,989,855
Long-term debt, net of current portion	260,538	282,950
Lease liability, net of current portion	1,976,087	301,429
Total liabilities	9,070,032	5,574,234
Commitments and contingencies
Stockholders' equity:
Common stock, no par value, 100,000,000 authorized and 13,979,556 and 13,830,351 issued and outstanding as of March 31, 2021 and December 31, 2020	-	-
Treasury Stock, at cost, 5,683 shares as of March 31, 2021 and December 31, 2020	(30,000)	(30,000)
Additional paid-in capital	39,211,307	37,168,896
Accumulated deficit	(10,887,869)	(7,488,151)
Total stockholders' equity	28,293,438	29,650,745
Total liabilities and stockholders' equity	$37,363,470	$35,224,979

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,399,718)	$(42,771)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	102,359	19,275
Non-cash lease expense	28,644	461
Gain on the extinguishment of debt	(50,936)	-
Bad debt expense	76,975	35,270
Share-based compensation	870,075	124,721
Change in operating assets and liabilities:
Accounts receivable	1,857	(438,424)
Agent annual fees receivable	(247,687)	(605,974)
Prepaid and other assets	634,196	(39,751)
Accounts payable	571,014	384,428
Accrued liabilities	560,972	865,771
Escrow liabilities	(100,230)	-
Operating lease liabilities	(27,320)	77
Other assets	(1,415)	-
Net cash (used in) provided by operating activities	(981,214)	303,083

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(401,513)	(3,117)
Amounts paid for business and asset acquisitions, net of cash acquired	(2,115,449)	-
Purchase of intangible assets	(148,564)	(113,701)
Net cash used in investing activities	(2,665,526)	(116,818)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(4,320)	(4,246)
Proceeds from the issuance of common stock	-	83,014
Net cash (used in) provided by financing activities	(4,320)	78,768

Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,651,060)	265,033
Cash, cash equivalents, and restricted cash at beginning of period	29,561,634	579,416
Cash, cash equivalents, and restricted cash at end of period	$25,910,574	$844,449

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$4,448	$32,868
Income taxes paid	$-	$2,261
Right of use assets obtained in exchange for lease liabilities	$1,785,509	$-
Issuance of common stock for the purchase of business	$1,172,336	$-
Extinguishment of Paycheck Protection Program Loan	$50,600	$-
Loan receivable forgiven and used as purchase consideration	$165,000	$-

Reconciliation of cash and restricted cash
Cash and cash equivalents	$24,918,369	$844,449
Restricted cash	992,205	-
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$25,910,574	$844,449

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(3,399,718)	$(42,771)
Other (income) expense	(54,356)	32,837
Income tax expense	5,000	1,000
Depreciation & amortization	102,359	19,275
Restricted stock award compensation expense	828,895	103,158
Stock option compensation expense	41,180	21,563
Adjusted EBITDA	$(2,476,640)	$135,062

Note about Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate its core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines Adjusted EBITDA as net loss, excluding other (income) expense, net, income tax expense, depreciation and amortization, and share-based compensation expense.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. The Company believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses excluded in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations.

Adjusted EBITDA is being presented to assist investors in seeing the Company’s financial performance through the eyes of management, and because it believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net loss, the closest comparable GAAP measure, including:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the Company’s business and an important part of its compensation strategy; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.